TEMPUR SEALY COMPLETES ACQUISITION OF DREAMS
–Expands Tempur Sealy's UK and Direct-to-Consumer Operations

LEXINGTON, KY, August 2, 2021 – Tempur Sealy International, Inc. (NYSE: TPX, “Company” or “Tempur Sealy”) today announced the closing of its previously announced deal to acquire Dreams, the leading specialty bed retailer in the United Kingdom. The acquisition of Dreams is expected to nearly double Tempur Sealy’s sales through its international segment and to increase the Company’s annualized global sales through its direct channel to over $1 billion, or approximately 25 percent of sales on a trailing twelve month basis.

Tempur Sealy International, Inc. Chairman and CEO Scott Thompson commented, "We are pleased to officially welcome Dreams to the Tempur Sealy family. The entire Dreams leadership team has joined the Company, where they will operate Dreams as an independent business unit. The addition of Dreams to the organization furthers our vertical integration and omni-channel growth strategies. Together, we expect over time to leverage our combined track records of operational excellence to realize synergies and drive profitability.”

Strategic Benefits of Combination
The acquisition of Dreams will
–Diversify Tempur Sealy’s global sales
–Broaden the Company’s brick and mortar and online retail sales capabilities
–Accelerate Tempur Sealy’s growth in the UK, one of the largest economies in the world
–Establish wholly-owned UK manufacturing and distribution assets
–Complement Tempur Sealy’s existing legacy Tempur operations and its recently-formed Sealy joint venture operations in the region

Forward-Looking Statements
This press release contains statements that may be characterized as "forward-looking" within the meaning of the federal securities laws, which includes information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "expects," "will," "should," "would" and variations of such words or similar expressions are intended to identify such statements. These forward-looking statements include, without limitation, statements relating to the Company's expectations regarding future performance, EPS, cost synergies, integration with our business, personnel and the impact of the anticipated acquisition on the Company's brands, products, customer base, results of operations or financial position. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.
Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed as forward-looking statements. These risk factors include risks associated with Dreams’ ongoing operations; the ability to successfully integrate Dreams into Tempur Sealy’s operations and realize synergies from the transaction; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the impact of the macroeconomic environment in both the U.S. and internationally on Dreams and the Company; uncertainties arising from national and global events; industry competition; the effects of consolidation of retailers on revenues and costs; and consumer acceptance and changes in demand for Dreams’ and the Company's products.

Other potential risk factors include the risk factors discussed under the heading "Risk Factors" in ITEM 1A of Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. There may be other factors that may cause actual results to differ materially from the forward-looking statements contained herein. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International, Inc.
Tempur Sealy International, Inc. (NYSE: TPX) develops, manufactures, and markets mattresses, foundations, pillows and other products. The Company’s products are sold worldwide through third-party retailers, its own stores, and online. The Company's brand portfolio includes many highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com